As filed with the Securities and Exchange Commission on September 3, 2009

Registration No. 333-________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________

PACIFIC CONTINENTAL CORPORATION
(Exact name of registrant as specified in its charter)

OREGON (State or other jurisdiction of incorporation or organization)	93-1269184 (I.R.S. employer identification no.)
111 West 7th Avenue, Eugene, Oregon 97401 (541) 686-8685

(Address of principal executive offices)

_________

Amended 2006 Stock Option and Equity Compensation Plan
 (Full title of the plan)
___________

Hal Brown
Chief Executive Officer
111 West 7th Avenue
Eugene, OR 97401
(541) 686-8685
(Name, address and telephone number of agent for service)

___________

Copies of communications to:

Kumi Yamamoto Baruffi, Esq.
Graham & Dunn PC
2801 Alaskan Way, Suite 300
Seattle, Washington 98121
(206) 340-9676

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer   __                                                                                                                   Accelerated filer   X
Non-accelerated filer   __                                                          Smaller Reporting Company  __
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common shares	500,000 (1)	$10.41	$5,205,000	$290.44

Notes:
1.   Shares of Registrant’s Common Stock issuable upon exercise of options outstanding under Company’s Amended 2006 Stock Option and Equity Compensation Plan (the “Plan”), together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock, as provided in Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”).

2.   Estimated solely for the purpose of calculating the amount of the registration fee.  Pursuant to Rule 457(h) under the Securities Act, the price per share is estimated to be $10.41 based upon the average of the high ($10.81) and the low ($10.01) trading prices of the common stock, no par value per share of Pacific Continental Corporation as reported on the Nasdaq Global Select Market on August 28, 2009.

INCORPORATION BY REFERENCE

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by Pacific Continental Corporation on June 2, 2006 under Registration No. 333-134702, with respect to the securities offered pursuant to the Pacific Continental Corporation Amended 2006 Stock Option and Equity Compensation Plan, are incorporated by reference, with the exception of such opinions, consents, required signatures and exhibits, which are included and made a part of this registration statement.

In addition, the description of common stock contained in the Form 8-K filed September 3, 2009 for the purpose of updating the description of common stock contained in the registration statement filed by Pacific Continental Bank with the Federal Deposit Insurance Corporation is hereby incorporated by reference.  As a result of a holding company reorganization, the Company became the successor registrant under Section 12(g) pursuant to SEC Rule 12g-3 by virtue of the Form 8-K filed on June 8, 1999 by the Company as a successor registrant of the Bank.

Item 8.  Exhibits.

Exhibit Number	Description
5.1	Opinion of Graham & Dunn PC regarding legality of the Common Stock being registered
23.1	Consent of Graham & Dunn PC (included in Exhibit 5.1)
23.2	Consent of Moss Adams LLP
24.1	Powers of Attorney (included in the Signature Page)
99.1
Amended 2006 Stock Option and Equity Compensation Plan (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2009, filed with the SEC on August 5, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eugene, State of Oregon on September 1, 2009.

PACIFIC CONTINENTAL CORPORATION

By:          /s/ Hal Brown
Hal Brown
Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Hal Brown and Michael A. Reynolds, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act, this Power of Attorney has been signed by the following persons in the capacities indicated on September 1, 2009.

Signature	Title
/s/ Hal Brown Hal Brown	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Michael A. Reynolds Michael A. Reynolds	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Robert A. Ballin Robert A. Ballin	Chairman of the Board of Directors
/s/ Donald G. Montgomery Donald G. Montgomery	Vice Chairman of the Board of Directors
/s/ Cathi Hatch Cathi Hatch	Director
/s/ Michael S. Holcomb Michael S. Holcomb	Director
/s/ Michael D. Holzgang Michael D. Holzgang	Director
/s/ Donald L. Krahmer, Jr. Donald L. Krahmer, Jr.	Director
/s/ John H. Rickman John H. Rickman	Director
/s/ R. Jay Tejera	Director
R. Jay Tejera

INDEX OF EXHIBITS

Exhibit Number	Description
5.1	Opinion of Graham & Dunn PC regarding legality of the Common Stock being registered
23.1	Consent of Graham & Dunn PC (included in Exhibit 5.1)
23.2	Consent of Moss Adams LLP
24.1	Powers of Attorney (included in the Signature Page)
99.1
Amended 2006 Stock Option and Equity Compensation Plan (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2009, filed with the SEC on August 5, 2009)